Exhibit 99.1

For Immediate Release

Contacts:

Chiron Corporate Communications &

Investor Relations

Media:                                                           (510) 923-6500

Investors:                                          (510) 923-2300

CHIRON ANNOUNCES FILING OF REGISTRATION STATEMENT FOR RESALE OF 2¾ PERCENT CONVERTIBLE DEBENTURES DUE 2034

EMERYVILLE, Calif., September 13, 2004 - Chiron Corporation (Nasdaq: CHIR) today announced that it has filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the resale of $385 million principal amount of its

2 ¾ percent Convertible Debentures due 2034 and the shares of its common stock issuable upon conversion of the debentures. The debentures were originally issued in a private placement in June 2004. Chiron will not receive any proceeds from any resale by the security holders of the debentures or the shares of common stock issuable upon conversion of the debentures.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Any offers of the securities will be made only by means of a prospectus.

When available a prospectus can be obtained by writing or calling Chiron at the following address or telephone number:

Investor Relations

Chiron Corporation

4560 Horton Street

Emeryville, CA 94608

Media (510) 923-6500

Investors (510) 923-2300

About Chiron

Through its global Blood Testing, Vaccines and BioPharmaceuticals businesses, Chiron Corporation addresses human suffering with more than 50 diverse products to detect, prevent and treat disease worldwide.  The company’s consistent success has come from its pioneering science, skill in delivering innovations in biotechnology and disciplined business approach.  Chiron believes that science has the power to improve people’s lives and harnesses that power to transform human health. For more information about Chiron, please visit www.chiron.com.

This news release contains forward-looking statements, including statements regarding sales growth, product development initiatives, new product indications, new product marketing, acquisitions, and in- and out-licensing activities that involve risks and uncertainties and are subject to change.  A full discussion of the company’s operations and financial condition, including factors that may affect its business and future prospects, is contained in documents the company has filed with the SEC, including the form 10-Q for the quarter ended June 30, 2004, and the form 10-K for the year ended December 31, 2003, and will be contained in all subsequent periodic filings made with the SEC.  These documents identify important factors that could cause the company’s actual performance to differ from current expectations, including the outcome of clinical trials, regulatory review and approvals, manufacturing capabilities, intellectual property protections and defenses, stock-price and interest-rate volatility, and marketing effectiveness.  In particular, there can be no assurance that Chiron will increase sales of existing products, successfully develop and receive approval to market new products, or achieve market acceptance for such new products.  There can be no assurance that Chiron’s out-licensing activities will generate significant revenue, nor that its in-licensing activities will fully protect it from claims of infringement by third parties.  In addition, the company may engage in business opportunities, the successful completion of which are subject to certain risks, including shareholder and regulatory approvals and the integration of operations.

Consistent with SEC Regulation FD, we do not undertake an obligation to update the forward-looking information we are giving today.

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